UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

March 18, 2015 (March 18, 2015)

Rite Aid Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011

(Address of principal executive offices, including zip code)

(717) 761-2633

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

Furnished as Exhibit 99.3 hereto is certain information concerning the condensed combined unaudited pro forma financial data of the Company. Furnished as Exhibit 99.4 is certain additional information concerning the audited historical financial results of EnvisionRx. Furnished as Exhibit 99.5 hereto is certain summary historical and unaudited pro forma condensed combined financial and other data of the Company and summary historical financial and other data of EnvisionRx.

The information in Item 7.01 of this Current Report, including Exhibits 99.3, 99.4 and 99.5, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section.  The information in Item 7.01 of this Current Report, including Exhibits 99.3,

99.4 and 99.5, shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01.                                        Other Events.

On March 18, 2015, Rite Aid Corporation (the “Company”) announced its intention to offer (the “Notes Offering”) $1.8 billion aggregate principal amount of senior notes due 2023 (the “Notes”).  The Notes will be unsecured, unsubordinated obligations of the Company and will be guaranteed by substantially all of the Company’s subsidiaries.

The Company intends to use the net proceeds from the Notes Offering, together with available cash and borrowings under its Senior Credit Facility, to fund the cash portion of the consideration and related fees and expenses payable by the Company to equity holders of Envision Pharmaceutical Services, LLC (“EnvisionRx”) upon the closing of the Company’s previously announced acquisition of EnvisionRx. In the event the acquisition is not completed, the Company has the ability to use the net proceeds to refinance certain of its existing indebtedness or to redeem the notes.

As previously announced, the Company expects to close the Acquisition by September, 2015, subject to regulatory approvals and other customary closing conditions.

A copy of the press release announcing the commencement of the Notes Offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Company is also filing certain risk factors contained in its offering memorandum related to the offering for the purpose of updating the risk factor disclosure contained in its public filings, including the risk factors discussed under the caption “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended March 1, 2014, which was filed with the Securities and Exchange Commission on April 23, 2014.  The risk factors are attached hereto as Exhibit 99.2 and incorporated herein by reference.

The Notes and the related subsidiary guarantees have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This report does not constitute an offer to sell, or a solicitation of an offer to buy, any security.  No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits.

99.1                        Press Release announcing the commencement of the Notes Offering, dated March 18, 2015.

99.2                        Certain Risk Factors of the Company.

99.3                        Unaudited Pro Forma Condensed Combined Financial Data of Rite Aid Corporation.

99.4                        Audited Historical and Financial Results of EnvisionRx and Additional Unaudited Financial Information of EnvisionRx.

99.5                        Summary Historical and Unaudited Pro Forma Condensed Combined Financial and Other Data of Rite Aid Corporation and Summary Historical Financial and Other Data of EnvisionRx.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

RITE AID CORPORATION

Dated: March 18, 2015	By:	/s/ Marc A. Strassler
		Name:	Marc A. Strassler
		Title:	Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release announcing the commencement of the Notes Offering, dated March 18, 2015.
99.2	Certain Risk Factors of the Company.
99.3	Unaudited Pro Forma Condensed Combined Financial Data of Rite Aid Corporation.
99.4	Audited Historical and Financial Results of EnvisionRx and Additional Unaudited Financial Information of EnvisionRx.
99.5	Summary Historical and Unaudited Pro Forma Condensed Combined Financial and Other Data of Rite Aid Corporation and Summary Historical Financial and Other Data of EnvisionRx.